Exhibit 5.1

                [LETTERHEAD OF Modem Media . Poppe Tyson, Inc.]

                                                     February 9, 2000

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Dear Sirs:

         As Vice President, General Counsel of Modem Media . Poppe Tyson, Inc. (the "Company), I advise you as follows in connection with the filing by the Company of a Registration Statement on Form S-8 being filed by the Company on the date hereof (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,500,000 shares of Class A common stock, par value $.001 per share, of the Company, which may be issued pursuant the Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan and 471 shares of Class A common stock, par value $.001 per share, of the Company which may be issued pursuant to the Modem Media Advertising Limited Partnership 1996 Option Plan (the "Common Stock").

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of the opinion and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed that the signatures (other than those of officers of the Company) on all documents that I have examined are genuine.

         Based upon the foregoing, I am of the opinion that the Common Stock is validly authorized and, when issued under each of the plans described above in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ Sloane Levy
                                           ---------------
                                           Sloane Levy
                                           Vice President, General Counsel